EXHIBIT 99.1


HOUSTON, TEXAS

11 AUGUST 1998


FOR IMMEDIATE RELEASE:


         ATWOOD OCEANICS, INC. (A HOUSTON BASED INTERNATIONAL OFFSHORE DRILLING CONTRACTOR - NYSE: ATW) ANNOUNCED TODAY THAT IT WAS UNDERTAKING WELL CONTROL MEASURES ON A WELL BEING DRILLING BY ITS SEMISUBMERSIBLE ATWOOD EAGLE, OFFSHORE ITALY, AFTER ENCOUNTERING HIGH PRESSURE DURING DRILLING OPERATIONS. THE RIG HAS NOT BEEN DAMAGED. AS A PRECAUTIONARY MEASURE, NON-ESSENTIAL PERSONNEL HAVE BEEN REMOVED FROM THE RIG AND 33 PERSONNEL REMAIN ON BOARD DURING THESE OPERATIONS.


CONTACT:                                                            JIM HOLLAND
                                                                 (281) 492-2929